UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 14(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2003

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 0-19658

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6250 LBJ Freeway

Dallas, Texas 75240

(972) 387-3562

www.tuesdaymorning.com

(Address, zip code and telephone number, including area code,

of registrant’s principal executive offices)

Not applicable

(Former name or former address,

if changed since last report)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 23, 2003, Tuesday Morning Corporation, a Delaware corporation, issued a press release announcing third quarter and nine-months net income and earnings per diluted share for the period ending September 30, 2003.  A copy of the  press release has been furnished with this Form 8-K as Exhibit 99.1.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

/s/ Loren K. Jensen

	By:	Loren K. Jensen
	Its:	Executive Vice President and Chief
Financial Officer
Date: October 23, 2003

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press release dated October 23, 2003 entitled: “Tuesday Morning Corporation Announces over 60% Increase in Net Income for the Third Quarter”